As filed with the Securities and Exchange Commission on February 14, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________
Kemper Corporation
(Exact name of registrant as specified in its charter)
__________________________________

Delaware	95-4255452
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
______________________________
200 E. Randolph Street
Suite 3300
Chicago, Illinois 60601
(312) 661-4600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________________
C. Thomas Evans, Jr.
Executive Vice President, Secretary and General Counsel
Kemper Corporation
200 E. Randolph Street
Suite 3300
Chicago, Illinois 60601
(312) 661-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________
Copies to:
Brian W. Duwe
Gregg A. Noel
Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
(312) 407-0700
__________________________
From time to time after this registration statement becomes effective.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
____________________________
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(2)(4)
Common Stock, par value $.10 per share	—	—	—	—
Preferred Stock, par value $.10 per share	—	—	—	—
Depositary shares	—	—	—	—
Debt securities	—	—	—	—
Warrants	—	—	—	—
Subscription rights	—	—	—	—
Purchase contracts	—	—	—	—
Purchase units	—	—	—	—
__________________________________________

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	Omitted pursuant to Form S-3 General Instruction II.E.

(3)
An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities, including under any applicable anti-dilution provisions.

(4)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS
KEMPER CORPORATION
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Purchase Units

We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering:

•	common stock;

•	preferred stock;

•	depositary shares

•	debt securities;

•	warrants;

•	subscription rights;

•	purchase contracts; and

•	purchase units.

We will provide the specific terms of any offering and the offered securities in one or more supplements to this prospectus at the time of offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement as well as the documents incorporated by reference in such documents carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the trading symbol “KMPR.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 12 of this prospectus.

________________________________

Investing in our securities involves risks, including those described under “Risk Factors” beginning on page 1 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in our periodic reports, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 14, 2020.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that we sell securities, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered and the manner in which they will be offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with the additional information described under the heading “Where You Can Find More Information” on page 12 of this prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.
Unless otherwise stated or the context otherwise requires, as used in this prospectus, the words “we,” “us,” “our,” the “Company,” or “Kemper” refer to Kemper Corporation. In “Cautionary Note Regarding Forward-Looking Statements,” such terms refer to Kemper Corporation and its subsidiaries.
You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

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KEMPER CORPORATION
Kemper is a diversified insurance holding company, with subsidiaries that provide automobile, homeowners, life, health, and other insurance products to individuals and businesses. The Kemper family of companies is one of the nation’s leading specialized insurers and is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto, Personal Insurance, Life and Health brands. At December 31, 2019, Kemper had nearly $13.0 billion in assets, served over 6.4 million policies, was represented by more than 30,000 agents and brokers, and had approximately 8,900 associates dedicated to meeting the ever-changing needs of its customers.
RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors described in the section entitled “Risk Factors” in any prospectus supplement and in (i) our most recent Annual Report on Form 10-K and (ii) any Quarterly Reports on Form 10-Q filed subsequently to such Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus and any prospectus supplement in its entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section entitled “Where You Can Find More Information” on page 12 of this prospectus. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment. Furthermore, additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also affect our operations.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein may contain information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. The reader can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “believe(s),” “goal(s),” “target(s),” “estimate(s),” “anticipate(s),” “forecast(s),” “project(s),” “plan(s),” “intend(s),” “expect(s),” “might,” “may,” “could” and other terms of similar meaning. Forward-looking statements, in particular, include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, we caution readers not to place undue reliance on such statements, which speak only as of, and which we base on current expectations and the current economic environment as of, the date on which such statements are made. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance and actual results could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties that may be important in determining our actual future results and financial condition.
The reader should consider the factors discussed under Item 1A., Risk Factors, in our most recent Annual Report on Form 10-K, as updated by Item 1A., Risk Factors, in Part II – Other Information of any subsequent Quarterly Reports on Form 10-Q. Such factors, among others, could cause our actual results and financial condition to differ materially from estimated results and financial condition.
We cannot provide any assurances that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable or that future events or developments will not cause such statements to be inaccurate. All forward-looking statements contained in this prospectus and the documents we incorporate by reference in this prospectus are qualified in their entirety by this cautionary statement. We assume no obligation to correct or update any forward-looking statements publicly for any changes in events or circumstances or in our expectations or results.
USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of our securities for working capital and other general corporate purposes, including acquisitions, repayment or refinancing of debt, stock repurchases, investments in our subsidiaries and other business opportunities. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering materials relating to the offered securities.
DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. At the time of an offering and sale, this prospectus, together with the accompanying prospectus supplement, will describe the material terms of the securities being offered.
DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.10 per share, and 20,000,000 shares of preferred stock, par value $.10 per share. No preferred stock is outstanding as of the date of this prospectus. As of December 31, 2019, there were 66,665,888 shares of our common stock outstanding, and 3,254,822 shares reserved for issuance pursuant to our 2011 Omnibus Equity Plan. The following is a summary description of the material terms and provisions relating to our capital stock, certificate of incorporation (“Certificate of Incorporation”) and Amended and Restated Bylaws (“Bylaws”), but is qualified by reference to our Certificate of Incorporation and Bylaws, copies of which are filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.
Common Stock
Voting Rights. Each holder of shares of our common stock is entitled to attend all special and annual meetings of our shareholders. The holders of our common stock have one vote for each share held on all matters voted upon by our shareholders, including the election of directors to our Board of Directors (“Board of Directors”). Other than the election of directors, if an action is to be taken by vote of our shareholders at a meeting of shareholders at which a quorum is present, it will be decided by a majority of the votes cast with respect to such matter, unless a different vote is required under our Certificate of Incorporation or the General Corporation Law of the State of Delaware (“DGCL”). In an election of directors at a meeting of shareholders at which a quorum is present, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election, provided, however, in the event the number of nominees for director is greater than the number of directors to be elected, directors shall be elected by a plurality of the votes cast.
Dividends. Except for any preferential rights of holders of any preferred stock that may then be issued and outstanding and any other class or series of stock having a preference over the common stock, holders of our common stock are entitled to receive dividends as and when declared by our Board of Directors, from legally available funds.

Liquidation and Dissolution. In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive ratably all assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.
Other Rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Listing. Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “KMPR.”
Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Preferred Stock
Our Certificate of Incorporation authorizes our Board of Directors to issue up to 20,000,000 shares of preferred stock in one or more series, with such distinctive designation or title and in such number of shares as may be authorized by our Board of Directors. Our Board of Directors is authorized to prescribe the relative rights and preferences of each series, and the limitations applicable thereto, including but not limited to the following: (i) the voting powers, full, special, or limited, or no voting powers, of each such series; (ii) the rate, terms and conditions on which dividends will be paid, whether such dividends will be cumulative, and what preference such dividends shall have in relation to the dividends on other series or classes of stock; (iii) the rights, terms and conditions, if any, for conversion of such series of preferred stock into shares of other series or classes of stock; (iv) any right of the Company to redeem the shares of such series of preferred stock, and the price, time, and conditions of such redemption, including the provisions for any sinking fund; and (v) the rights of holders of such series of preferred stock in relation to the rights of other series and classes of stock upon the liquidation, dissolution or distribution of our assets. Unless otherwise provided by our Board of Directors, upon redemption or conversion, shares of preferred stock will revert to authorized but unissued shares and may be reissued as shares of any series of preferred stock.
Certain Statutory, Certificate of Incorporation and Bylaw Provisions Affecting Shareholders
Various provisions of our Certificate of Incorporation and Bylaws, the DGCL and state insurance laws could have the effect of delaying, deferring or discouraging another party from acquiring control of Kemper. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage, or could have the effect of encouraging, persons seeking to acquire control of Kemper to first negotiate with our Board of Directors.
The portions of the summary set forth below describing certain provisions of our Certificate of Incorporation and Bylaws is qualified in its entirety by reference to the provisions of our Certificate of Incorporation and Bylaws, copies of which are filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.
Certificate of Incorporation and Bylaw Provisions
Special Meetings of Shareholders. Our Certificate of Incorporation and Bylaws do not grant the shareholders the right to call a special meeting of shareholders. Under our Certificate of Incorporation and Bylaws, special meetings of shareholders may be called only by the Chairman of the Board of Directors or by a majority of the Board of Directors then in office.
No Shareholder Action by Written Consent. Our Certificate of Incorporation also provides that shareholders may not take any action by written consent.

Advance Notice Requirements. Our Bylaws set forth advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or other business to be presented at meetings of shareholders. These procedures provide that notice of such shareholder proposals must be timely given in writing to the Secretary of Kemper prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be delivered to the Secretary at the principal executive offices of Kemper not less than 60 nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. The notice must contain specified information concerning the person to be nominated or the business to be brought before the meeting and concerning the shareholder submitting the proposal. The advance notice requirement does not give the Board of Directors any power to approve or disapprove shareholder director nominations or proposals but may have the effect of precluding the consideration of such nominations or proposals at a meeting if the proper notice procedures are not followed.
Blank Check Preferred Stock. Our preferred stock could be deemed to have an anti-takeover effect in that, if a hostile takeover situation should arise, shares of preferred stock could be issued to purchasers sympathetic with our management or others in such a way as to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.
The effects of the issuance of one or more series of the preferred stock on the holders of our common stock could include:

•	reduction of the amount otherwise available for payments of dividends on common stock if dividends are payable on the series of preferred stock;

•	restrictions on dividends on our common stock if dividends on the series of preferred stock are in arrears;

•	dilution of the voting power of our common stock if the series of preferred stock has voting rights, including a possible “veto” power if the series of preferred stock has class voting rights;

•	dilution of the equity interest of holders of our common stock if the series of preferred stock is convertible, and is converted, into our common stock; and

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restrictions on the rights of holders of our common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of preferred stock.

Business Combinations. Article Seven of our Certificate of Incorporation places certain restrictions on the following transactions with a direct or indirect beneficial owner (including certain former beneficial owners and successors to such beneficial owners) of more than 15% of the voting power of Kemper’s outstanding voting stock (an “Interested Shareholder”):

•
any merger or consolidation of Kemper or any subsidiary with any Interested Shareholder or any other person (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an affiliate of an Interested Shareholder; or

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any affiliate of any Interested Shareholder of any assets of Kemper or any subsidiary having an aggregate fair market value of $10,000,000 or more; or

•
the issuance or transfer by Kemper or any subsidiary (in one transaction or a series of transactions) of any securities of Kemper or any subsidiary to any Interested Shareholder or any affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $10,000,000 or more; or

•	the adoption of any plan or proposal for the liquidation or dissolution of Kemper proposed by or on behalf of any Interested Shareholder or any affiliate of any Interested Shareholder; or

•
any reclassification of securities (including any reverse stock split or recapitalization of Kemper) or any merger or consolidation of Kemper with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Kemper or any subsidiary beneficially owned by any Interested Shareholder or any affiliate of any Interested Shareholder.

We may only enter into one of the transactions described above if:

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the transaction has been approved by a majority of our “continuing directors,” being (A) members of our original Board of Directors, (B) persons unaffiliated with an Interested Shareholder who were members of the Board of Directors prior to such person or entity becoming an Interested Shareholder, or (C) successors of continuing directors who were recommended to succeed continuing directors by a majority of continuing directors then on the Board of Directors; or

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the transaction has been approved by the affirmative vote of 75% of the voting power of our outstanding voting stock, voting together as a single class, and (A) the consideration to be received by the holders of each class or series of our capital stock is (i) not less than the highest price paid by the Interested Shareholder for any shares of such class or series during the preceding 24 months, and (ii) is either in cash or in the form of consideration previously used by the Interested Shareholder to acquire the largest number of shares of such class or series previously acquired by such Interested Shareholder, and (B) certain other conditions have been met.

Exclusive Forum Provision. Our Bylaws provide that, unless we consent to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our shareholders by any of our directors, officers or other employees or agents, (iii) any action asserting a claim against us or any of our directors or officers or other employees or agents arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against us or any of our directors or officers or other employees or agents governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants.
Business Combination Statute
We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the corporation’s board of directors or unless the business combination is approved in a prescribed manner. A “business combination,” in reference to Kemper, includes, among other things, a merger or consolidation of Kemper or one of its subsidiaries and an interested stockholder or the sale by Kemper or any of its subsidiaries to an interested stockholder of assets having an aggregate market value equal to 10% or more of either the aggregate market value of Kemper’s consolidated assets or the aggregate market value of Kemper’s outstanding stock. In general, in relation to Kemper, an “interested stockholder” is any person that is the owner of 15% or more of Kemper’s outstanding voting stock and the affiliates and associates of such person. Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. This statute could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by our Board of Directors, and as a result could discourage attempts to acquire Kemper, which could depress the market price of our common stock.

Change in Control Requirements Under Insurance Laws
State insurance laws impose requirements that must be met prior to a change of control of an insurance company or insurance holding company based on the insurer’s state of domicile and, in some cases, additional states in which it is deemed commercially domiciled due to the substantial amount of business it conducts therein. These requirements may include the advance filing of specific information with the state insurance regulators, a public hearing on the matter, and the review and approval of the change of control by such regulators. Kemper has insurance subsidiaries domiciled or deemed commercially domiciled in Alabama, California, Florida, Georgia, Illinois, Indiana, Louisiana, Missouri, New York, Ohio, Oregon, Texas and Wisconsin. In these states, except Alabama, “control” generally is presumed to exist through the direct or indirect ownership of 10% or more of the voting securities of an insurance company. Control is presumed to exist in Alabama with a 5% or more ownership interest in such securities. Any purchase of Kemper’s shares that would result in the purchaser owning Kemper’s voting securities in the foregoing percentages for the states indicated would be presumed to result in the acquisition of control of Kemper’s insurance subsidiaries in those states. Therefore, acquisitions subject to the 10% threshold generally would require the prior approval of insurance regulators in each state in which the Company’s insurance subsidiaries are domiciled or deemed commercially domiciled, including those in Alabama, while acquisitions subject to the 5% threshold generally would require the prior approval of only Alabama regulators. Similarly, several of the states in which the Company’s insurance subsidiaries are domiciled have enacted legislation that requires either the divesting and/or acquiring company to notify regulators of, and in some cases to receive regulatory approval for, a change in control.
Many state statutes also require pre-acquisition notification to state insurance regulators of a change of control of an insurance company licensed in the state if specific market concentration thresholds would be triggered by the acquisition. Such statutes authorize the issuance of a cease and desist order with respect to the insurance company if certain conditions, such as undue market concentration, would result from the acquisition.
These regulatory requirements may deter, delay or prevent transactions affecting control of Kemper or its insurance subsidiaries, or the ownership of Kemper’s voting securities, including transactions that could be advantageous to Kemper’s shareholders.
DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares, each representing a fraction of a share of a particular series of preferred stock. The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock in accordance with the terms of the offering described in the applicable prospectus supplement.
The terms of any depositary shares being offered will be described in the applicable prospectus supplement.
DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series which may be senior or subordinated and which may be convertible into another security. This section describes certain general terms of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general terms may apply to the debt securities, will be described in the applicable prospectus supplement. The debt securities will be issued under the indenture to be entered into between us and U.S. Bank National Association, as trustee. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and the applicable supplemental indenture, if any, and those made a part of the indenture and any applicable supplemental indenture by the Trust Indenture Act of 1939, as amended (the “TIA”). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and the applicable supplemental indenture, if any, in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will describe the terms of such debt securities. These terms may include the following:

•	the title and aggregate principal amount of such debt securities and any limit on the aggregate principal amount;

•	whether such debt securities will be senior, subordinated or junior subordinated;

•	any applicable subordination provisions;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether such debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	if other than the principal amount, the principal amount of such debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where such debt securities may be presented and where notices or demands upon us may be made;

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whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to such debt securities;

•	any additions or changes in the defaults and events of default applicable to such debt securities;

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the guarantors, if any, of such debt securities and the terms of the guarantors’ guarantees, if any, of such debt securities (including provisions relating to seniority, subordination and release of the guarantees);

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of such debt securities or we can select the payment currency;

•	our obligation or right to redeem, purchase or repay such debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of such debt securities;

•	whether such debt securities will be secured or unsecured and, if such debt securities are to be secured, the terms on which such debt securities will be so secured;

•	provisions granting special rights to holders of such debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of such debt securities or to provisions related to satisfaction and discharge of the indenture;

•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of such debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the law of the State of New York.
Concerning the Trustee
We anticipate appointing the trustee under the indenture as the paying agent, conversion agent, registrar and custodian with regard to the debt securities. The trustee and/or its affiliates may provide banking, trust and other services to us in the ordinary course of their respective businesses. U.S. Bank National Association serves as trustee with respect to outstanding debt securities of one of our subsidiaries and is a lender under our revolving credit agreement.
There may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our debt securities, common stock or preferred stock or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. This section describes certain general terms and provisions of the warrants. The applicable prospectus supplement will describe the terms of any warrant agreement and the warrants issuable thereunder and the extent, if any, to which these general terms and provisions may apply to such warrants.
Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with holders of the warrants. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and warrant and the applicable prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the number of warrants offered;

•
the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.
After a warrant expires, it will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The terms of any subscription rights being offered will be described in a prospectus supplement. Those terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

•	the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as purchase units, each consisting of a purchase contract and our debt securities, shares of our preferred stock or debt obligations of third parties, including U.S. Treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase the securities under the purchase contract. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The terms of any purchase contracts or purchase units being offered will be described in a prospectus supplement.
PLAN OF DISTRIBUTION
We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.
In addition, Kemper may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.
LEGAL MATTERS
In connection with particular offerings of securities, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from Kemper’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Kemper’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information with respect to us and the securities being offered, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in the prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or otherwise filed with the SEC, we refer you to the copy of the contract or document that has been filed.

Each statement in this prospectus relating to a contract or document is qualified in all respects by reference to the contract or document to which it refers. In addition, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at kemper.com. The content of our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.
The SEC allows us to “incorporate by reference” the information we file with them, which means that (i) we can disclose important information to you by referring you to such information in documents we have filed with the SEC and (ii) such information is considered part of this prospectus. The following documents (File No. 001-18298, except as indicated otherwise) are incorporated by reference into this prospectus (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K, and no such information shall be deemed specifically incorporated by reference herein or in any accompanying prospectus supplement):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•
portions of the Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders of the Company held on May 1, 2019, filed with the SEC on March 20, 2019, that are incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	our Current Report on Form 8-K filed with the SEC on February 11, 2020; and

•	the description of our common stock set forth in Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 14, 2020.
In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K, and no such information shall be deemed specifically incorporated by reference herein or in any accompanying prospectus supplement) shall be deemed to be incorporated by reference into this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed. Nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus, at no cost to the requestor. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:
Kemper Corporation
200 E. Randolph Street
Suite 3300
Chicago, Illinois 60601
Attention: Investor Relations
Tel: 312.661.4930

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth estimated expenses relating to the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrant.

Amount To Be Paid
SEC registration fee	$ *
Trustee and transfer agent fees	**
Legal fees and expenses	**
Accounting fees and expenses	**
Rating agency and listing fees	**
Printing and engraving fees and expenses	**
Miscellaneous	**
Total	$ **

*
To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), Kemper Corporation (the “Company”) may indemnify a director or officer in connection with an action, suit or proceeding (other than in connection with actions by or in the right of the Company) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, in the case of any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In addition, under Section 145 of the DGCL, the Company may indemnify a director or officer in connection with an action or suit by or in the right of the Company against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, except that the Company may not so indemnify the director or officer if the director or officer is adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, the director or officer is entitled to indemnification of such expenses which such court deems proper. Under Section 145 of the DGCL, expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in Section 145 of the DGCL. In accordance with DGCL Section 145, such expenses (including attorneys’ fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Company deems appropriate.
The Company’s Certificate of Incorporation and Bylaws provide for indemnification of the directors and officers of the Company and for advancement of expenses incurred by a director or officer in defending an action to the fullest extent permitted by current Delaware law. The Company’s Certificate of Incorporation and Bylaws eliminate the personal liability of a director to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, but not with regard to a director’s liability for breach of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, willful or negligent violation of DGCL provisions regarding dividend payments or stock purchase or redemption, or any transaction from which the director derived an improper personal benefit.
Each of the Company’s directors and executive officers is a party to an indemnification agreement with the Company, as permitted by the DGCL. These agreements provide that the Company will indemnify the director or executive officers against all threatened, asserted, pending or completed claims, investigations or inquiries in which he or she is involved by reason of (among other things) being a director or executive officer of the Company or another entity at the Company’s request to the fullest extent permitted by Delaware law. These agreements also provide that the Company will advance any and all expenses incurred by such director or executive officer with respect to such claims, investigations or inquiries, if so requested; however, the rights to indemnification and advancement of expenses are subject to the condition that no determination is made that such director or executive officer is not permitted to be indemnified under applicable law. These agreements require written consent of both parties to be amended.
The foregoing statements are subject to the detailed provisions of the DGCL, the Company’s Certificate of Incorporation and Bylaws, and the indemnification agreements between the Company and its directors and executive officers, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 11, 2020.

Item 16. Exhibits.

Exhibit No	Document
1.1	Form of underwriting agreement.*
3.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed August 8, 2014).
3.2	Amended and Restated Bylaws of Kemper Corporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 8, 2019).
4.1	Indenture to be entered into between Kemper Corporation and U.S. Bank National Association, as Trustee.
4.2	Form of certificate representing shares of Kemper Corporation common stock (incorporated herein by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K filed February 20, 2019).
4.3	Form of certificate representing shares of Kemper Corporation preferred stock.*
4.4	Form of debt security.*
4.5	Form of deposit agreement (including form of depositary receipt).*
4.6	Form of warrant agreement (including form of warrant certificate).*
4.7	Form of subscription rights agreement.*
4.8	Form of subscription rights certificate.*
4.9	Form of purchase contract agreement (including form of purchase contract and form of purchase unit).*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
23.3	Consent of Gerald Laderman to Being Named as a Prospective Director.
24.1	Power of attorney (included as part of the signature pages hereto).
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the Indenture.

*
To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or to be filed with the SEC under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in

Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 14, 2020.
KEMPER CORPORATION
By:    /s/ Joseph P. Lacher, Jr.
    Name:    Joseph P. Lacher, Jr.
    Title:    President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph P. Lacher, Jr., President and Chief Executive Officer, James J. McKinney, Executive Vice President and Chief Financial Officer, and C. Thomas Evans, Jr., Executive Vice President, Secretary and General Counsel, and each of them, as attorneys-in-fact, for him or her and in his or her name, place and stead, in any and all capacities, so long as such individual remains an executive officer of the Company, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert J. Joyce	Chairman of the Board and Director	February 14, 2020
Robert J. Joyce
/s/ Joseph P. Lacher, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 14, 2020
Joseph P. Lacher, Jr.
/s/ James J. McKinney	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 14, 2020
James J. McKinney
/s/ Anastasios Omiridis	Senior Vice President and Deputy Chief Financial Officer (Principal Accounting Officer)	February 14, 2020
Anastasios Omiridis
/s/ Teresa A.Canida	Director	February 14, 2020
Teresa A. Canida
/s/ George N. Cochran	Director	February 14, 2020
George N. Cochran
/s/ Kathleen M. Cronin	Director	February 14, 2020
Kathleen M. Cronin
/s/ Lacy M. Johnson	Director	February 14, 2020
Lacy M. Johnson
/s/ Christopher B. Sarofim	Director	February 14, 2020
Christopher B. Sarofim
/s/ David P. Storch	Director	February 14, 2020
David P. Storch
/s/ Susan D. Whiting	Director	February 14, 2020
Susan D. Whiting